Exhibit 99.1

FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS FOR ITS

FISCAL THIRD QUARTER AND NINE-MONTH PERIOD

Sales Up 21 Percent for Nine-Month Period; Order Backlog at $45 Million

WASHINGTON, NC – May 9, 2005 – Fountain Powerboats, Inc. (AMEX:FPB), a subsidiary of Fountain Powerboat Industries, Inc. and leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced results for the third quarter of fiscal 2005, ending March 31, 2005.

Net sales for the fiscal third quarter were $16,564,276, up from sales of $15,790,650 for the third quarter of fiscal 2004. The company reported an operating profit of $516,573 for the quarter compared, to an operating profit of $1,037,460 for the third quarter of fiscal 2004. Net income for the quarter was $230,560, or net earnings per share of $0.05 on a basic and diluted basis, compared to net income of $754,365 for the third quarter of fiscal 2004, or earnings per share of $0.16 on a basic and diluted basis.

“Net income for the fiscal third quarter was a significant improvement over the company’s fiscal second quarter ended December 31, 2005, which posted a loss of approximately $47, 000,” said Fountain Chief Financial Officer, Irving Smith. “The company’s fiscal third quarter ended March 31, 2005, lagged behind the comparable quarter for fiscal 2004 due in part to disruption of the manufacturing process caused by a restructuring of our manufacturing operations and processes. The months of construction adversely affected productivity and increased our cost of goods sold. The construction is now complete, and the manufacturing operation is beginning to achieve the productivity and manufacturing efficiencies, as reflected in much improved margins, particularly for March 2005.”

“The construction of the manufacturing facilities for increased capacity and optimization of production efficiencies is complete,” continued Smith. “The enhancement significantly improved our cost of sales for the latter part of our fiscal third quarter which, in spite of the disruption to the manufacturing process, demonstrated measurable improvement over cost of sales for our fiscal 2005 second quarter. We expect to see this trend continue through the end of fiscal 2005.”

Net sales for the nine months ended March 31, 2005, were $50,820,178, compared to net sales of $42,037,693 for the comparable nine-month period of fiscal 2004, a 21 percent increase. Operating income for the first nine months of fiscal 2005 was $1,276,260, compared to $1,605,265 for the first nine months of fiscal 2004. Net income for the first nine months of fiscal 2005 was $500,742, or earnings per share of $0.10 on a basic and diluted basis, compared to a net income of $637,077 for the first nine months of fiscal 2004, or earnings per share of $0.13 on a basic and diluted basis.

The rise in petroleum prices and metal product prices during the nine-month period ended March 31, 2005, negatively impacted gross profit. Prices of the company’s boats have been adjusted to offset

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these increases and, coupled with the cost savings of the new manufacturing processes and efficiencies, we expect to considerably improve gross margins on a go forward basis.

The company’s balance sheet remains strong with $2.4 million in cash and cash equivalents, a current ratio of 1.28:1, and shareholders’ equity of approximately $6.7 million.

“We spent more than half a million dollars on restructuring and configuring our manufacturing operations and processes in order to increase capacity and improve productivity to meet the company’s sales objectives of $67 million for fiscal 2005,” commented Fountain Powerboats Chief Executive Officer and President Regional M. Fountain, Jr. “While our profit margins were affected

FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS FOR ITS FISCAL THIRD

QUARTER AND NINE-MONTH PERIOD

during the process, we believe the improvements will allow us to increase the number of boats in the manufacturing process at any one time, as well as move them through the process more quickly, while still preserving the level of quality that is synonymous with the Fountain brand.”

“During our third fiscal quarter, we unveiled four new boats at the Miami Boat Show, including a 42’ Poker Run Edition Sport Boat, a 33’ Sport Fish Cruiser, a 32’ Center Console Fish Boat and a 23’ Center Console Fish Boat,” continued Fountain. “While the Fort Lauderdale International Boat Show and the New York National Boat Show produced record sales in excess of $8 million, the Miami Boat Show, our most successful show of the season, produced sales in excess of $11.6 million, increasing our backlog to $50 million.”

About Fountain Powerboats, Inc.

Fountain Powerboats, Inc., a subsidiary of Fountain Powerboat Industries, Inc., has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and sport cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world-class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 243,000 square feet accommodating 30 to 40 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc., and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company’s services, products and fee structures, the success of the company’s brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting Our Operating Results” sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

Tables Follow

FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS FOR ITS FISCAL THIRD

QUARTER AND NINE-MONTH PERIOD

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
NET SALES	$16,564,276	$15,790,650	$50,820,178	$42,037,693

COST OF SALES	13,804,547	12,671,582	43,232,875	34,859,344

Gross Profit	2,759,729	3,119,068	7,587,303	7,178,349

EXPENSES:
Selling Expense	1,418,760	1,593,717	3,957,570	3,999,981
General and Administrative	824,396	487,891	2,353,473	1,573,103

Total Expenses:	2,243,156	2,081,608	6,311,043	5,573,084

OPERATING INCOME	516,573	1,037,460	1,276,260	1,605,265

NON-OPERATING INCOME (EXPENSE):
Other income	3,966	5,524	4,758	6,621
Interest expense	(290,948)	(288,619)	(781,245)	(974,809)

Total Non-operating Expense	(286,982)	(283,095)	(776,487)	(968,188)

INCOME BEFORE INCOME TAXES	229,591	754,365	499,773	637,077

INCOME TAX (BENEFIT)	(969)	—	(969)	—

NET INCOME	$230,560	$754,365	$500,742	$637,077

BASIC EARNINGS PER SHARE	$0.05	$0.16	$0.10	$0.13

WEIGHTED AVERAGE SHARES OUTSTANDING	4,814,275	4,757,608	4,812,255	4,757,608

DILUTED EARNINGS PER SHARE	$0.05	$0.16	$0.10	$0.13

WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,927,051	4,833,092	4,878,400	4,825,605

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FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS FOR ITS FISCAL THIRD

QUARTER AND NINE-MONTH PERIOD

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2005	June 30, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,407,326	$3,713,789
Accounts receivable, net	4,164,870	4,137,484
Inventories	6,329,511	4,653,402
Prepaid expenses	575,910	429,657
Current tax assets	279,876	268,903

Total Current Assets	13,757,493	13,203,236
PROPERTY, PLANT AND EQUIPMENT	45,607,976	43,183,460
Less: Accumulated depreciation	(28,450,117)	(27,269,666)

	17,157,859	15,913,794

CASH SURRENDER VALUE LIFE INSURANCE, NET	2,013,094	1,581,316

OTHER ASSETS	584,232	665,815

TOTAL ASSETS	$33,512,678	$31,364,160

[Continued]

FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS FOR ITS FISCAL THIRD

QUARTER AND NINE-MONTH PERIOD

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

[Continued]

	March 31, 2005	June 30, 2004
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$792,388	$772,704
Current maturities of capital lease	28,336	17,710
Accounts payable	3,955,699	2,821,866
Accounts payable – Related Party	27,826	21,000
Accrued expenses	1,173,366	1,172,210
Dealer incentives	3,099,984	1,203,522
Customer deposits	884,180	86,077
Allowance for boat repurchases	75,000	75,000
Warranty reserve	710,000	710,000

Total Current Liabilities	10,746,779	6,880,089

LONG-TERM DEBT, less current portion	15,748,027	17,870,041

CAPITAL LEASE, less current maturities	17,265	6,657

DEFERRED TAX LIABILITY	279,876	268,903

COMMITMENTS AND CONTINGENCIES [NOTE 6]	—	—

Total Liabilities	26,791,947	25,025,690

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,814,275 shares issued and outstanding as of March 31, 2005 and 4,807,608 as of June 30, 2004	48,142	48,076
Additional paid-in capital	10,527,055	10,517,451
Accumulated deficit	(3,598,798)	(4,099,540)

	6,976,399	6,465,987

Less: Treasury stock, at cost, 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive loss from interest rate swap	(144,920)	(16,769)

Total Stockholders’ Equity	6,720,731	6,338,470

Total Liabilities and Stockholders’ Equity	33,512,678	$31,364,160